Exhibit 1

JOINT FILING AGREEMENT

Dated as of January 20, 2014

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of the undersigned of a Schedule 13G (including any and all amendments thereto) with respect to the American Depositary Shares of voxeljet AG and that this Joint Filing Agreement may be included as an Exhibit to such joint filing.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

TECHNOLOGIE BETEILIGUNGSFONDS BAYERN GMBH & CO. KG

By:	TECHNOLOGIE BETEILIGUNGSFONDS BAYERN VERWALTUNGS GMBH, its General Partner

	By:	/s/ ROMAN HUBER
		Name:	Roman Huber
		Title:	Managing Director

	By:	/s/ DR. GEORG RIED
		Name:	Dr. Georg Ried
		Title:	Managing Director

TECHNOLOGIE BETEILIGUNGSFONDS BAYERN VERWALTUNGS GMBH

	By:	/s/ ROMAN HUBER
		Name:	Roman Huber
		Title:	Managing Director

	By:	/s/ DR. GEORG RIED
		Name:	Dr. Georg Ried
		Title:	Managing Director

[Signature Page to Joint Filing Agreement]